UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2013

                                Books-A-Million, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

402 Industrial Lane
Birmingham, Alabama 35211
 (Address of principal executive offices, including zip code)

(205) 942-3737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes In Registrant’s Certifying Accountant.

On October 4, 2013, Books-A-Million, Inc. (the “Company”) dismissed its independent registered public accounting firm, Ernst & Young LLP (“EY”).  The dismissal of EY was approved by the Company’s Audit Committee. EY served as the Company's independent registered public accounting firm from April 20, 2012 to October 4, 2013. The Company has identified a replacement independent registered public accounting firm that is currently completing its independence review procedures. The Company will file a subsequent Form 8-K to identify the replacement independent registered public accounting firm once that firm's independence review procedures are complete.

The report of EY on the Company’s consolidated financial statements as of and for the fiscal year ended February 2, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal year ended February 2, 2013 and through October 4, 2013, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its reports on the Company’s consolidated financial statements for such year.  Furthermore, no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) have occurred during the fiscal year ended February 2, 2013 and through October 4, 2013.

The Company provided EY with a copy of the foregoing disclosures and requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not EY agrees with the statements made by the Company with respect to EY set forth above, and, if not, stating the respects in which EY does not agree.  A copy of EY’s letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Chief Financial Officer

Dated: October 9, 2013

EXHIBIT INDEX

Exhibit No.	Document Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated October 9, 2013.